UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 27, 2004
                                                          -------------

                                  PRAXAIR, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


DELAWARE
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(State or Other jurisdiction of incorporation)


1-11037                                     06-124-9050
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(Commission File Number)                    (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                            06810-5113
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(Address of principal executive offices)                      (Zip Code)


(203)837-2000
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(Registrant's telephone number, including area code)


N/A
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(Former name or former address, if changed since last report)

ITEM 5. Other Events

PRAXAIR NAMES WOOD TO BOARD OF DIRECTORS

DANBURY, Conn., July 30, 2004 - Robert L. Wood, chairman, president and chief executive officer of Crompton Corporation, has been elected to the board of directors of Praxair, Inc. (NYSE:PX), effective September 1, 2004. Crompton Corporation is a global producer and marketer of specialty chemicals, polymer products, and processing equipment.

     "We are delighted to have Bob on Praxair's board and expect that his extensive knowledge of the chemicals industry and his global business experience will be a great asset as Praxair continues to grow its business across a broad range of industries in selected regions around the world," said Dennis Reilley, chairman, president and chief executive officer of Praxair.

     The election of Wood increases the number of Praxair directors to 10, nine of whom are outside directors.

     Wood, 50, became president and chief executive officer of Crompton in January 2004 and was appointed to the additional post of chairman in April.

     Prior to joining Crompton, Wood spent more than 27 years at Dow Chemical Company where his career spanned multiple functions and units, serving most recently as business group president for Thermosets and Dow Automotive from November 2000. In this position, he was responsible for a portfolio of global businesses with revenues totaling $5.5 billion that included polyurethanes, epoxies, automotive and polyurethane systems. As a member of the corporate operating board, Wood was directly involved in overall strategy, planning and policy setting for Dow Chemical.

     Wood earned a B.A. degree from the University of Michigan. He served as chairman of the American Plastics Council and is a board member of the American Chemistry Council. He is also a member of the national board and past chairman of Big Brothers/Big Sisters of America and serves on the board of Jarden Corporation.

     Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2003 sales of $5.6 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information is available on the Internet at www.praxair.com.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PRAXAIR, INC.
                                             --------------
                                             Registrant




Date: July 27, 2004                 By: /s/   David H. Chaifetz
                                    --------------------------------------
                                              David H. Chaifetz
                                           Vice President, General Counsel
                                              and Secretary